Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use of our report dated January 25, 2001, in the Annual Report on Form 10-K under the U.S. Securities Exchange Act of 1934 of Digital Video Systems Inc. Dated April 1, 2002.

Date: March 31, 2002
Shanghai, China

/s/ Shu Lun Pan Certified Public Accountants Co. Ltd.